Exhibit 4.1

E-WASTE CORP.

COMMON STOCK PURCHASE WARRANT

THE WARRANT REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND IS SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN THIS CERTIFICATE. THIS WARRANT MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO COUNSEL FOR THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER, OR DISPOSITION MAY BE EFFECTUATED WITHOUT REGISTRATION UNDER THE ACT.

WARRANT CERTIFICATE

THIS WARRANT CERTIFICATE (the “Warrant Certificate”) certifies that for value received, ______________________(the “Holder”), is the owner of this warrant (the “Warrant”), which entitles the Holder to purchase at any time on or before the Expiration Date (as defined below) ______________(_________) shares (the “Warrant Shares”) of fully paid non-assessable shares of the common stock (the “Common Stock”) of E-Waste Corp., a Florida corporation (the “Company”), at a purchase price per Warrant Share of Four and 50/100 Dollars ($4.50) (the “Exercise  Price”), in lawful money of the United States of America by bank or certified check, subject to adjustment as hereinafter provided.

This Warrant is one of a series of Warrants (collectively, the “Warrants”) to purchase shares of the Company’s Common Stock of like tenor that have been issued to all of the purchasers pursuant to the Subscription Agreement dated as of the date hereof among the Company and the other parties signatories thereto (the “Subscription Agreement”).

1.          WARRANT; EXERCISE PRICE.

This Warrant shall entitle the Holder to purchase the Warrant Shares at the Exercise Price. The Exercise Price and the number of Warrant Shares evidenced by this Warrant Certificate are subject to adjustment as provided in Section 6.

2.          EXERCISE; EXPIRATION DATE.

(a)        This Warrant is exercisable, at the option of the Holder, at any time after the date of issuance and on or before the Expiration Date (as defined below) by delivering to the Company written notice of exercise (the “Exercise Notice”), stating the number of Warrant Shares to be purchased thereby, accompanied by bank or certified check payable to the order of the Company or by bank wire transfer in immediately available funds for the Warrant Shares being purchased. Within ten (10) Business Days (as defined in the Subscription Agreement) of the Company’s receipt of the Exercise Notice accompanied by the consideration for the Warrant Shares being purchased, the Company shall instruct its transfer agent to issue and deliver to the Holder a certificate representing the Warrant Shares being purchased. In the case of exercise for less than all of the Warrant Shares represented by this Warrant Certificate, the Company shall cancel this Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate for the balance of such Warrant Shares. The Company, or its designee, shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. Upon delivery of the Exercise Notice to the Company pursuant to this Section 2(a), the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised pursuant to such Exercise Notice.

(b)        Expiration. The term “Expiration Date” shall mean 5:00 p.m., New York time, on January 31, 2023, or if such date in the State of New York shall be a holiday or a day on which banks are authorized to close, then 5:00 p.m., eastern standard time, the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

3.          RESTRICTIONS ON TRANSFER.

(a)        Restrictions. This Warrant, and the Warrant Shares or any other security issuable upon exercise of this Warrant may not be assigned, transferred, sold, or otherwise disposed of unless (i) there is in effect a registration statement under the Act covering such sale, transfer, or other disposition or (ii) the Holder furnishes to the Company an opinion of counsel, reasonably acceptable to counsel for the Company, to the effect that the proposed sale, transfer, or other disposition may be effected without registration under the Act, as well as such other documentation incident to such sale, transfer, or other disposition as the Company’s counsel shall reasonably request.

(b)        Legend. Any Warrant Shares issued upon the exercise of this Warrant shall bear substantially the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AND WITH RESPECT TO THE SHARES OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT THAT IS THEN APPLICABLE TO THE SHARES, AS TO WHICH A PRIOR OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER OR TRANSFER AGENT MAY BE REQUIRED.”

(c)        Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company or on behalf of the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual written notice to the contrary from the Holder. Upon thirty (30) days’ prior written notice to the Holder, the Company may appoint a warrant agent (the “Warrant Agent”) to maintain the Warrant Register. Either the transfer agent for the Company or a third party may be appointed by the Company as the Warrant Agent, at the Company’s sole discretion. The Company shall remain responsible for the contents of the Warrant Register, notwithstanding the appointment of a Warrant Agent.

4.          RESERVATION OF SHARES.

The Company covenants that it will at all time reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon exercise of this Warrant, such number of shares of Common Stock as shall then be issuable upon the exercise of this Warrant. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of this Warrant shall be duly and validly issued and fully paid and non-assessable and free from all taxes, liens, and charges with respect to the issue thereof.

5.         LOSS OR MUTILATION.

If the Holder loses this Warrant, or if this Warrant is stolen, destroyed or mutilated, the Company shall issue an identical replacement Warrant upon the Holder’s delivery to the Company of a customary agreement to indemnify the Company for any losses resulting from the issuance of the replacement Warrant.

6.          PROVISIONS REGARDING ADJUSTMENTS TO STOCK.

(a)        Stock Dividends, Subdivisions and Combinations. If at any time the Company shall:

(i)         take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, additional shares of Common Stock,

(ii)        subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

(iii)       combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (A) the number of shares of Common Stock for which this Warrant is exercisable into immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable into immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (B) the Exercise Price shall be adjusted to equal (x) the current Exercise Price immediately prior to the adjustment multiplied by the number of shares of Common Stock for which this Warrant is exercisable into immediately prior to the adjustment divided by (y) the number of shares of Common Stock for which this Warrant is exercisable into immediately after such adjustment. Any adjustment under this Section 6(a) shall become effective at the close of business on the date the dividend, subdivision or combination becomes effective.

(b)        Rights Offerings. If at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase shares, warrants, securities or other property pro rata to the record holders of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights. As used herein, “Common Stock Equivalent” means any securities of the Company that would entitle the holder thereof to acquire at any time shares of Common Stock, including, without limitation, any debt, preference shares, rights, options, warrants, share appreciation rights, restricted share units or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, shares of Common Stock.

(c)        Pro Rata Distributions. Other than as described in Sections 6(a) and 6(b), the Holder, as the holder of this Warrant, shall be entitled to receive such dividends paid and distributions of any kind made (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) to the holders of Common Stock of the Company to the same extent as if the Holder had exercised this Warrant into the full number of shares of Common Stock (without regard to any limitations on exercise herein or elsewhere and without regard to whether or not a sufficient number of shares are authorized and reserved to effect any such exercise and issuance) into which this Warrant is then exercisable and had held such Common Stock on the date fixed for determination of holders of Common Stock entitled to receive the relevant dividend or distribution. Payments and distributions under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

(d)        Subsequent Equity Sales. Notwithstanding anything herein to the contrary, until such date that the Company’s Common Stock is listed or quoted on a “national securities exchange” as defined in Rule 600(b) of Regulation NMS (the “Uplisting”), if the Company, at any time while this Warrant is outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents, at an effective price per share less than the Exercise Price then in effect (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (it being understood and agreed that if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance at such effective price), then simultaneously with the consummation (or, if earlier, the announcement) of each Dilutive Issuance, the Exercise Price shall be reduced and only reduced to equal the Base Share Price. For the avoidance of doubt, in no event will the number of Warrant Shares issuable upon exercise of this Warrant be adjusted as a result of a Dilutive Issuance. For purposes of clarification, in the event that there are one or more Dilutive Issuances in connection with the Uplisting, the Exercise Price shall be reduced, and only reduced, in accordance with the terms of this Section 6(d) and immediately following the consummation of the last Dilutive Issuance in connection with the Uplisting, this Section 6(d) shall no longer be applicable with regard to additional Dilutive Issuances. The Company shall notify the Holder, in writing, no later than the trading day following the issuance or deemed issuance of any Common Stock or Common Stock Equivalents subject to this Section 6(d), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 6(d), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Warrant Shares based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Exercise.

(e)        Fundamental Transaction. In the event of any (i) capital reorganization of the Company, (ii) reclassification of the shares of the Company (other than a change in par value or as a result of a share dividend or subdivision, split-up or combination of shares), (iii) consolidation, amalgamation or merger of the Company with or into another person, (iv) sale, transfer, or other disposition to another person of all or substantially all the property, assets, business, and goodwill of the Company, or (v) other similar transaction (other than any such transaction covered by Section 6(a)) (each, a “Fundamental Transaction”), in each case which entitles the holders of Common Shares to receive (either directly or upon subsequent liquidation) shares, securities or assets with respect to or in exchange for shares of Common Stock, then each share of Common Stock issuable pursuant to this Warrant shall, immediately after such Fundamental Transaction, be exercisable for the kind and number of shares or other securities or assets of the Company or of the successor person resulting from such Fundamental Transaction to which the Holder would have been entitled upon such Fundamental

Transaction if this Warrant had been exercised in full immediately prior to the time of such Fundamental Transaction and acquired the applicable number of shares of Common Stock then issuable hereunder as a result of such exercise; and, in such case, appropriate adjustment shall be made with respect to Holder’s rights under this Warrant to ensure that the provisions of this Section 6 shall thereafter be applicable, as nearly as possible, to the shares of Common Stock issuable under this Warrant in relation to any shares, securities or assets thereafter acquirable upon exercise of this Warrant and issuance of the shares of common Stock hereunder (including, in the case of any Fundamental Transaction in which the successor or purchasing person is other than the Company, an immediate adjustment in the Exercise Price to the value per share for the Common Stock reflected by the terms of such Fundamental Transaction, and a corresponding immediate adjustment to the number of shares of Common Stock acquirable upon exercise of this Warrant without regard to any limitations or restrictions on exercise, if the value so reflected is less than the Exercise Price in effect immediately prior to such Fundamental Transaction). The provisions of this Section 6(e) shall similarly apply to successive Fundamental Transactions. The Company shall not effect any such Fundamental Transaction unless, prior to the consummation thereof, the successor person (if other than the Company) resulting from such Fundamental Transaction, shall assume, by written instrument substantially similar in form and substance to this Warrant, the obligation to deliver to the Holder such shares, securities or assets which, in accordance with the foregoing provisions, such Holders shall be entitled to receive upon exercise of this Warrant.

(f)        Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Exercise Price, the Company, at its expense, shall promptly, and in any event within two (2) Business Days (as defined in the Subscription Agreement), compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Holder, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Exercise Price at the time in effect for this Warrant and (iii) the number of shares of Common Stock and the amount, if any, or other property which at the time would be received upon the exercise of this Warrant.

(g)        Notices of Record Date. In the event of any fixing by the Company of a record date for the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any shares of Common Stock or other securities, or any right to subscribe for, purchase or otherwise acquire, or any option for the purchase of, any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to the Holder at least thirty (30) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or rights, and the amount and character of such dividend, distribution or right.

(h)        Other Notices. In the event of any Fundamental Transaction, or of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company shall send or cause to be sent to each Holder at least thirty (30) days prior to the applicable expected effective date for the event, a written notice specifying, as the case may be, (A) the record date for such meeting or consent or other right or action, and a description of such right or action to be taken at such meeting or by written consent or (B) the effective date on which such Fundamental Transaction, dissolution, liquidation or winding-up is proposed to take place, and the date, if any is to be fixed, as of which the books of the Company shall close or a record shall be taken with respect to which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such Fundamental Transaction, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the shares of Common Stock issuable upon exercise of this Warrant.

(i)        Fractional Shares. No certificate for fractional shares shall be issued upon the exercise of this Warrant, but in lieu thereof the Company shall purchase any such fractional shares calculated to the nearest cent or round up the fraction to the next whole share.

(j)        Rights of the Holder. The Holder of this Warrant shall not be entitled to any rights of a shareholder of the Company in respect of any Warrant Shares purchasable upon the exercise hereof until such Warrant Shares have been paid for in full and issued to it. As soon as practicable after such exercise, the Company shall deliver a certificate or certificates for the number of full shares of Common Stock issuable upon such exercise, to the person or persons entitled to receive the same. The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

7.          REPRESENTATIONS AND WARRANTIES.

The Holder, by acceptance of this Warrant, represents and warrants to, and covenants and agrees with, the Company as follows:

(a)        The Warrant is being acquired for the Holder’s own account for investment and not with a view toward resale or distribution of any part thereof, and the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.

(b)        The Holder is aware that the Warrant is not registered under the Securities Act of 1933, as amended (the “Act”) or any state securities or blue sky laws and, as a result, substantial restrictions exist with respect to the transferability of the Warrant and the Warrant Shares to be acquired upon exercise of the Warrant.

(c)        The Holder is an accredited investor as defined in Rule 501(a) of Regulation D under the Act and is a sophisticated investor familiar with the type of risks inherent in the acquisition of securities such as the Warrant, and its financial position is such that it can afford to retain the Warrant and the Warrant Shares for an indefinite period of time without realizing any direct or indirect cash return on this investment.

8.          NO IMPAIRMENT.

The Company shall not by any action including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefore upon such exercise immediately prior to such increase in par value, (b) take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant. Upon the request of Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to Holder, the continuing validity of this Warrant and the obligations of the Company hereunder.

9.          LIMITATION OF LIABILITY.

No provision hereof, in the absence of affirmative action by Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

10.        MISCELLANEOUS.

(a)        Transfer Taxes; Expenses. The Holder shall pay any and all underwriters’ discounts, brokerage fees, and transfer taxes incident to the sale or exercise of this Warrant or the sale of the underlying shares issuable hereunder, and shall pay the fees and expenses of any special attorneys or accountants retained by it.

(b)        Successors and Assigns. Subject to compliance with the provisions of Section 3, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder.

(c)        Certain Covenants. The Company covenants that all shares of Common Stock issued upon exercise of this Warrant will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof. If any shares of Common Stock issuable upon the exercise hereof require registration with or approval of any governmental authority under any federal or state law before such shares of Common Stock may be validly issued upon exercise, the Company will, to the extent then permitted by the rules and interpretations of the applicable government authority, use its best efforts to secure such registration or approval, as the case may be. The Company further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system, the Company will list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon exercise of this Warrant.

(d)        Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(e)        Notice. Any notice or other communication required or permitted to be given to the Company shall be in writing and shall be delivered by certified mail with return receipt or delivered in person against receipt, addressed to the Company at its address listed in its filings with the Securities and Exchange Commission.

(f)        Governing Law. This Warrant Certificate shall be governed by, and construed in accordance with, the internal laws of the State of Florida, without reference to the conflicts of laws provisions thereof.

(g)        Amendment. This Warrant may be modified or amended or the provisions hereof waived only with the written consent of the Company and the Holders.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed as of the date set forth below.

E-WASTE CORP.

By: ________________________________________

Name:

Title:

Date: ____

E-WASTE CORP.

FORM OF EXERCISE OF WARRANT

□  The undersigned hereby elects to exercise this Warrant as to _______________ shares of the Common Stock of E-Waste Corp., a Florida corporation, covered thereby. Enclosed herewith is a bank or certified check in the amount of $ ____________ payable to the Company.

The shares should be sent to me at the address provided below.

Date: _______________	____________________________________________
(Signature)

Name (Printed): _______________________________

Address: _____________________________________

____________________________________________

Social Security Number (for individual holder) or Employer Identification Number (Tax ID) (for entity):

____________________________________________